Exhibit 3.1

OWENS-ILLINOIS, INC.

AMENDED AND RESTATED

BY-LAWS

Owens-Illinois, Inc. (the “Corporation”), pursuant to the provisions of Section 109 of the Delaware General Corporation Law, hereby adopts these Amended and Restated By-Laws, which restate, amend and supersede the by-laws of the Corporation, as previously amended, in their entirety as described below:

ARTICLE I  OFFICES

Section 1.  The registered office shall be in the City of Dover, County of Kent, State of Delaware.

Section 2.  The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II MEETINGS OF STOCKHOLDERS

Section 1.  All meetings of the stockholders shall be held at any place within or without the State of Delaware as shall be designated from time to time by the board of directors or by means of remote communications by which stockholders and proxy holders may be deemed to be present in person and vote as such meeting.  In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2.  An annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors.  At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 3.  A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws.  A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the presiding officer at such meeting, or a majority of the voting stock represented in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4.  When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, or the Certificate of Incorporation, or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 5.  At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for such stockholder by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.  All proxies must be filed with the secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting.  Each stockholder shall have one vote for each share of stock having voting power, registered in such stockholder’s name on the books of the Corporation on the record date set by the board of directors as provided in Article V, Section 6 hereof.  All elections shall be had and all questions decided by a plurality vote.

Section 6.  In advance of sending to the stockholders any notice of a meeting of the holders of any class of shares, the board shall appoint one or more inspectors of election to act at such meeting or any adjournment or postponement thereof and to make a written report thereof.  The board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the chairman of the board shall appoint one or more inspectors to act at such meeting.  Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  No inspector shall be a director, officer or employee of the corporation.

Section 7.   Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the board of directors, or by a majority of the members of the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority as provided in a resolution of the board of directors or these By-Laws, include the power to call such meetings. Special meetings of stockholders of the Corporation may not be called by another person or persons. Such request shall state the purpose or purposes of the proposed meeting.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 9.  Except as otherwise prohibited by the Delaware General Corporation Law and without limiting the foregoing, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission consented to (and not properly revoked by written notice to the Corporation) by the stockholder to whom the notice is given, to the extent such consent is required by the Delaware General Corporation Law.  Any such consent shall be revocable by the stockholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Any such notice shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

Section 10.  For the purposes of these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 11.  Except as otherwise prohibited under the Delaware General Corporation Law and without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these By-Laws may be given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given.  Such consent shall have been deemed to have been given if a stockholder fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice in accordance with this Article II, Section 11.  Any such consent shall be revocable by the stockholders by written notice to the Corporation.

Section 12.  An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 13.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.  Except as otherwise provided by law, such list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Article II, Section 13 or to vote in person or by proxy at any meeting of the stockholders.  The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.

ARTICLE III DIRECTORS

Section 1.   The board of directors shall consist of a minimum of one (1) and a maximum of eleven (11) directors. The number of directors shall be fixed or changed from time to time, within the minimum and maximum, by the then appointed directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until such director’s successor is elected and qualified or until such director’s death, retirement, resignation or removal. Except as may otherwise be provided pursuant to Article IV of the Certificate of Incorporation with respect to any rights of holders of preferred stock, a director may be removed without cause either by (i) a majority vote of the directors then in office (including for purposes of calculating the number of directors then in office the director subject to such removal vote), or (ii) the affirmative vote of the stockholders holding at least 80% of the capital stock entitled to vote for the election of directors.

Section 2.   Except as may otherwise be provided pursuant to Article IV of the Certificate of Incorporation with respect to any rights of holders of preferred stock to elect additional directors, should a vacancy in the board of directors occur or be created (whether arising through death, retirement, resignation or removal or through an increase in the number of authorized directors), such vacancy shall be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board of directors. A director so elected to fill a vacancy shall serve for the remainder of the term of the class to which such director was elected.

Section 3.  The property and business of the Corporation shall be managed by or under the direction of its board of directors.  In addition to the powers and authorities by these By-Laws expressly conferred upon them, the board of directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.  The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Delaware.

Section 5.  Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board.

Section 6.  Special meetings of the board of directors may be called by the chairman, chief executive officer or president on twenty-four hours’ notice to each director, either personally or by mail, overnight express courier, facsimile, electronic mail or other electronic transmission, telephone or hand delivery in person; special meetings shall be called by the chairman, chief executive officer, president or the secretary in like manner and on like notice on the written request of two directors unless the board of directors consists of only one director; in which case special meetings shall be called by the chairman, chief executive officer, president or secretary in like manner or on like notice on the written request of the sole director.  Unless limited by law, the Certificate of Incorporation, these By-Laws or by the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having so specially enumerated the matters to be acted upon.  The notice shall be deemed given:

                (i)  in the case of hand delivery or notice by telephone, when received by the director to whom notice is to be given or by any person accepting such notice on behalf of such director,

                (ii)  in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the director to whom notice is being given at such director’s address as it appears on the records of the Corporation,

                (iii)  in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, and

                (iv)  in the case of delivery via facsimile, electronic mail or other electronic transmission, when sent to the director to whom notice is to be given or by any person accepting such notice on behalf of such director at such director’s facsimile number or electronic mail address, as the case may be, as it appears on the Corporation’s records.

Section 7.  At all meetings of the board of directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws.  If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  If only one director is authorized, such sole director shall constitute a quorum.

Section 8.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 10.  The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in a resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a Certificate of Ownership and Merger.

Section 11.  Meetings of committees of the board may be held at any place, within or without the State of Delaware, as shall be designated by the board or the committee. Regular meetings of any committee shall be held at such times as may be determined by resolution of the board or the committee and no notice shall be required for any regular meeting. A special meeting of any committee shall be called by resolution of the board or by the secretary or an assistant secretary upon the request of any member of the committee. Notices of special meetings may be made in writing, by electronic transmission, by telephone or in person. Any such notice shall be sent or given not later than twenty-four hours before the meeting. Unless limited by law, the certificate of incorporation, these bylaws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.  Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 12.  The board shall appoint an audit committee, the size of which shall be set by the board, but will always consist of at least three directors. The members of the audit committee shall be appointed by the board upon the recommendation of the nominating and corporate governance committee in accordance with the independence, experience and other requirements of the New York Stock Exchange and applicable law. The powers, responsibilities and functions of the audit committee shall be as set forth in the audit committee charter, which shall be adopted and approved by the board. The audit committee shall review and reassess the adequacy of its charter on an annual basis and recommend any proposed changes to the board for its adoption and approval.

Section 13.  The board shall appoint a compensation committee, the size of which shall be set by the board, but will always consist of at least three directors. The members of the compensation committee shall be appointed by the board upon the recommendation of the nominating and corporate governance committee in accordance with the independence, experience and other requirements of the New York Stock Exchange and applicable law. The powers, responsibilities and functions of the compensation committee shall be as set forth in the compensation committee charter, which shall be adopted and approved by the board.

Section 14.  The board shall appoint a nominating and corporate governance committee, the size of which shall be set by the board, but will always consist of at least three directors. The members of the compensation committee shall be appointed by the board upon the recommendation of the nominating and corporate governance committee in accordance with the independence, experience and other requirements of the New York Stock Exchange and applicable law. The powers, responsibilities and functions of the compensation committee shall be as set forth in the compensation committee charter, which shall be adopted and approved by the board.

COMPENSATION OF DIRECTORS

Section 15.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the board of directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

INDEMNIFICATION

Section 16.  The Corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the full extent permitted by applicable law.  If a claim under this Section 16 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law or other applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law or other applicable law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 17.  Expenses incurred in defending a proceeding shall be paid by the Corporation to or on behalf of any person indemnified pursuant to Article III, Section 16 of these By-Laws in advance of the final disposition of such proceeding if the Corporation shall have received an undertaking by or on behalf of such person to repay such amounts if it shall ultimately be determined that he or she is not entitled to indemnification by the Corporation as authorized by these By-Laws.

ARTICLE IV OFFICERS

Section 1.  The officers of the Corporation shall be chosen by the board of directors and shall include a president, a vice president and a secretary.  The Corporation may also have at the discretion of the board of directors such other officers as are desired, including a chairman of the board, additional vice presidents, one or more assistant secretaries, a treasurer, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.  In the event there are two or more vice presidents, then one or more may be designated as executive vice president, senior vice president, vice president marketing, or other similar or dissimilar title.  At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

Section 2.  The board of directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the Corporation.

Section 3.  The board of directors may appoint such other officers and agents, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4.  The salaries of all officers and agents of the Corporation shall be fixed by the board of directors, acting directly or through the compensation committee of the board.

Section 5.  The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead.  Any officer elected or appointed by the board of directors may be removed at any time, either with or without cause, by the board of directors.  If the office of any officer or officers becomes vacant for any reason, the vacancy may be filled by the board of directors.

CHAIRMAN OF THE BOARD

Section 6.  The chairman of the board, if such an officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to the chairman by the board of directors or prescribed by these By-Laws.  If there is no president, the chairman of the board shall, in addition, be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article IV.

PRESIDENT

Section 7.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the Corporation.  The president shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of president and chief executive officer of Corporations, and shall have such other powers and duties as may be prescribed by the board of directors or these By-Laws.

VICE PRESIDENTS

Section 8.  In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president.  The vice presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the board of directors.

SECRETARY AND ASSISTANT SECRETARIES

Section 9.  The secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the board of directors.  The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or these By-Laws.  The secretary shall keep in safe custody the seal of the Corporation, and affix the same to any instrument requiring it, and when so affixed it shall be attested by the secretary’s signature or by the signature of an assistant secretary.  The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature.

Section 10.  The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, or if there be no such determination, the assistant secretary designated by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURERS

Section 11.  The treasurer, if such an officer is elected, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the board of directors.  The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all the treasurer’s transactions as treasurer and of the financial condition of the Corporation.  If required by the board of directors, the treasurer shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the board of directors, for the faithful performance of the duties of office the treasurer and for the restoration to the Corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the Corporation.

Section 12.  The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors, or if there be no such determination, the assistant treasurer designated by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE V CERTIFICATES OF STOCK

Section 1.  The Shares of  the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of the Corporation’s stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, representing the number of shares registered in certificate form.

Section 2.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 3.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights may be set forth in full or summarized on the face or back of the certificate which the Corporation may issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing, the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 4.  The board of directors may direct a new certificate or certificates or uncertificated shares  to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK

Section 5.  Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 6.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 7.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VI GENERAL PROVISIONS

DIVIDENDS

Section 1.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2.  Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

CHECKS

Section 3.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.  The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

CORPORATE SEAL

Section 5.  The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

Section 6.  Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these By-Laws shall be in writing and may in every instance be effectively given by mail, overnight express courier, facsimile or hand delivery in person.  The notice shall be deemed given:

                (i)  in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person,

                (ii)  in the case of delivery by mail, upon deposit in the United States mail, postage prepaid, directed to the person to whom notice is being given at such person’s address as it appears on the records of the Corporation,

                (iii)  in the case of delivery by overnight express courier, on the first business day after such notice is dispatched, and

                (iv)  in the case of delivery via facsimile, when sent to the person to whom notice is to be given or by any person accepting such notice on behalf of such person at such person’s facsimile number, as it appears on the Corporation’s records.

Section 7.  Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII AMENDMENTS

Section 1.  These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal these By-Laws is conferred upon the board of directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal these By-Laws.